As filed with the Securities and Exchange Commission on February 18, 2021

                Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBIA PROPERTY TRUST, INC.

COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Columbia Property Trust, Inc.) Delaware (Columbia Property Trust Operating Partnership, L.P.)	20-0068852 20-0068907
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

315 Park Avenue South

New York, New York 10010

(212) 687-0800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Fleming

Executive Vice President and Chief Financial Officer

315 Park Avenue South

New York, New York 10010

(212) 687-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:

Keith M. Townsend

Elizabeth A. Morgan

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Columbia Property Trust, Inc.	(2)	(2)	(2)	(2)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares
Guarantees of debt securities (3)
Warrants
Columbia Property Trust Operating Partnership, L.P.
Debt Securities

(1)	Additional securities may be added by automatically effective post-effective amendments pursuant to Rule 413.
(2)

An indeterminate aggregate initial offering price and amount of the securities of each identified class are being registered as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

(3)	Pursuant to Rule 457(n), no additional fee is payable with respect to the guarantees.

PROSPECTUS

COLUMBIA PROPERTY TRUST, INC.

Common Stock, Preferred Stock, Depositary Shares, Guarantees of Debt Securities, and Warrants

COLUMBIA PROPERTY TRUST

OPERATING PARTNERSHIP, L.P.

Debt Securities

This prospectus provides you with a general description of the securities which may be offered from time to time by Columbia Property Trust, Inc. and Columbia Property Trust Operating Partnership, L.P., the operating partnership of Columbia Property Trust, Inc. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplements will also describe the specific manner in which we will offer the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

Columbia Property Trust, Inc. common stock is traded on the New York Stock Exchange under the symbol “CXP.”

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus, in any prospectus supplement and in the documents incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 18, 2021

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Columbia Property Trust,” “we,” “us” and “our” refer, collectively, to Columbia Property Trust, Inc. and its consolidated subsidiaries, including Columbia Property Trust Operating Partnership, L.P.; the “Company” refers only to Columbia Property Trust, Inc. and not to any of its subsidiaries or affiliates; and the “Operating Partnership” refers only to Columbia Property Trust Operating Partnership, L.P. and not to its parent or subsidiaries or affiliates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell:

•	common stock of the Company;

•	preferred stock of the Company;

•	depositary shares of the Company;

•	warrants of the Company; and

•	debt securities of the Operating Partnership, guaranteed by the Company in one or more offerings. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any pricing supplement together with the additional information contained in the documents we refer to under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about the Company and the Operating Partnership and the securities offered under this prospectus. That registration statement can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

COLUMBIA PROPERTY TRUST, INC. AND COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.

Columbia Property Trust, Inc. is a Maryland corporation that operates as a real estate investment trust (“REIT”) for federal income tax purposes and owns and operates commercial real estate properties. Columbia Property Trust conducts business primarily through Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership in which Columbia Property Trust, Inc. is the general partner and majority owner (97.2% as of December 31, 2020). Columbia Property Trust, Inc. acquires, develops, redevelops, owns, leases, and operates real properties directly, through wholly owned subsidiaries, or through joint ventures.

Columbia Property Trust typically invests in high-quality, income-generating office properties. As of December 31, 2020, Columbia Property Trust owned 15 operating properties and four properties under development or redevelopment, of which 10 were wholly owned and nine were owned through joint ventures, located primarily in New York, San Francisco, Washington, D.C., and Boston.

The principal executive offices of the Company and the Operating Partnership are located at 315 Park Avenue South, New York, New York 10010. Our main telephone number is (212) 687-0800. Our website is http://www.columbia.reit. Information contained on our website is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company files annual, quarterly and current reports and other information with the SEC. You can read the Company’s SEC filings at the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000 or visit the New York Stock Exchange website at www.nyse.com. The Company’s SEC filings are also available free of charge in the investor relations portion of the Company’s website at http://www.columbia.reit. The information on, or accessible through, our website is not part of this prospectus unless specifically incorporated herein by reference. The Operating Partnership does not file separate filings with the SEC under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to ‘‘incorporate by reference’’ into this prospectus information in documents that have been filed with it, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus and any prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or a document incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. We incorporate by reference the documents listed below that were filed by us with the SEC and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) prior to the termination of any offering of securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 18, 2021;

•	Our Current Report on Form 8-K filed with the SEC on January 4, 2021; and

•

the description of the Company’s capital stock contained in the Company’s Registration Statement on Form 8-A filed on October  7, 2013, as updated by Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2020, and as subsequently amended and updated from time to time.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to us at the following address:

Columbia Property Trust, Inc.

315 Park Avenue South

New York, New York 10010

Attn: Secretary

Tel: (212) 687-0800

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein, other than historical facts may constitute “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act). We intend for all such forward-looking statements presented in this prospectus or any prospectus supplement and the documents incorporated by reference herein, or that management may make orally or in writing from time to time, to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts.

Such statements include, among other things, information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, strategies, prospects, and objectives. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. As forward-looking statements, these statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. These risks, uncertainties, and other factors include, without limitation:

•

risks affecting the real estate industry and the office sector, in particular (such as the inability to enter into new leases, dependence on tenants’ financial condition, and competition from other owners of real estate);

•	risks relating to lease terminations, lease defaults, or changes in the financial condition of our tenants, particularly by a significant tenant;

•	risks relating to our ability to maintain and increase property occupancy rates and rental rates;

•	adverse economic or real estate market developments in our target markets;

•	the risks of pandemics or other public health emergencies, including the continued spread and impact of, and the governmental and third-party response to, the COVID-19 pandemic;

•	the impact of social distancing, shelter-in-place, border closings, travel restrictions, remote work requirements and similar governmental and private measures taken to combat the spread of COVID-19;

•	risks relating to the use of debt to fund acquisitions;

•	availability and terms of financing;

•	ability to refinance indebtedness as it comes due;

•	sensitivity of our operations and financing arrangements to fluctuations in interest rates;

•	reductions in asset valuations and related impairment charges;

•	risks relating to construction, development, and redevelopment activities;

•	risks associated with joint ventures, including disagreements with, or misconduct by, joint venture partners;

•	risks relating to repositioning our portfolio;

•	risks relating to reduced demand for, or oversupply of, office space in our markets;

•	risks relating to acquisition and disposition activities;

•	ability to successfully integrate our operations and employees in connection with the acquisition of Normandy Real Estate Management, LLC (“Normandy”);

•	ability to realize anticipated benefits and synergies of the acquisition of Normandy;

•	amount of the costs, fees, expenses, and charges related to the acquisition of Normandy;

•	risks associated with our ability to continue to qualify as a REIT;

•	risks associated with possible cybersecurity attacks against us or any of our tenants;

•	potential liability for uninsured losses and environmental contamination;

•	potential adverse impact of market interest rates on the market price for our securities; and

•	risks associated with our dependence on key personnel whose continued service is not guaranteed.

For further discussion of these and additional risks and uncertainties that may cause actual results to differ from expectations, see Item 1A, Risk Factors, and other information contained in the Company’s most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC, which are incorporated by reference. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurances that our expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus is filed with the SEC. We do not intend to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, including, without limitation, the risk factors incorporated by reference to the Company’s most recent Annual Report on Form 10-K and the other information contained or incorporated by reference into this prospectus, as updated by the Company’s subsequent filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of any of our securities under this prospectus for general corporate purposes, including, but not limited to, working capital, investment in real estate and repayment of debt. Further details relating to the use of the net proceeds from the sale of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities in a manner consistent with the Company’s intention to continue to qualify for taxation as a REIT.

DESCRIPTION OF DEBT SECURITIES

As used in this section, references to the “Operating Partnership,” “we,” “our” or “us” refer solely to Columbia Property Trust Operating Partnership, L.P. and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to Columbia Property Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees by the Company. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities may be offered either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities will be the Operating Partnership’s senior unsecured obligations and may be issued in one or more series.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture, dated as of March 12, 2015, among the Operating Partnership, the Company, as guarantor, and U.S. Bank National Association, as trustee, a copy of which is filed as an exhibit to this registration statement. We have summarized select portions of the indenture below. The summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of the terms used in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement, and this summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the Company’s board of directors and set forth or determined in the manner provided in a resolution of the Company’s board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

Unless we state otherwise in the applicable prospectus supplement, we can issue an unlimited amount of the debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal of and premium, if any, on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium, if any, and interest on the debt securities will be payable;

•	the price or prices and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	if applicable, the identity of the guarantors and the terms of the guarantees with respect to the debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

As discussed above, we may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. In addition, we may denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, and the principal of and any premium and interest on any series of debt securities may be payable in a foreign currency or currencies or a foreign currency unit or units. The applicable prospectus supplement will provide you with information on the federal income tax considerations and other special considerations applicable to any of the debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of any series of debt securities.

Ranking

The debt securities will be senior or subordinated obligations and we will set forth in the applicable prospectus supplement the ranking of any series of debt securities.

Guarantee

The Company may fully and unconditionally guarantee the Operating Partnership’s obligations under any debt securities issued by the Operating Partnership, including the due and punctual payment of principal of and premium, if any, and interest on the debt securities, whether at stated maturity, upon acceleration, upon redemption or otherwise.

Merger, Consolidation and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, the issuer of the debt securities may not merge into or consolidate with or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any Person or Persons unless:

•	the successor entity is a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia;

•	the successor corporation assumes by supplemental indenture all of the obligations of the issuer under the indenture;

•

immediately after giving effect to the transaction, no event of default and no event which, after notice or the lapse of time or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and opinion of counsel have been delivered to the trustee to the effect that the conditions set forth above have been satisfied.

The restrictions above shall not be applicable to the merger, amalgamation, arrangement or consolidation of the Operating Partnership or the Company with a Subsidiary of the Company if the Company’s board of directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation or convert the form of organization to another form.

In the case of any such merger, amalgamation, arrangement, consolidation, sale, transfer, conveyance or other disposition, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, the Operating Partnership or the Company, as the case may be, under the indenture and, subject to the terms of the indenture, the Operating Partnership or the Company, as the case may be, will be released from its obligations under the indenture.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Subsidiary” means for any Person, (1) any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, or one or more Subsidiaries of such Person, and (2) any other entity the accounts of which are consolidated with those of such Person pursuant to GAAP.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, the following will be “Events of Default” with respect to any series of debt securities:

(1)	the failure to pay interest on the debt securities of such series when the same becomes due and payable, and the Default continues for a period of 30 days;

(2)

the failure to pay the principal (or premium, if any) of the debt securities of such series, when such principal (or premium, if any) becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3)

a default in the observance or performance of any other covenant or agreement contained in the indenture with respect to such series of debt securities, and the default continues for a period of 60 days after the Company or the Operating Partnership, as applicable, receives written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of such series of debt securities; or

(4)	certain events of bankruptcy or insolvency affecting the Company, the Operating Partnership or any other Significant Subsidiary.

A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the Events of Default described above.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of a particular series shall occur and be continuing, the trustee or the holders of at least 25% of the principal amount of the debt securities of such series may declare the principal of, and accrued interest on, to be due and payable by notice in writing to the Company or the Operating Partnership, as applicable, and the trustee (if given by the holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in clause (4) above with respect to the debt securities of a particular series occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The indenture provides that, at any time after a declaration of acceleration with respect to a series of debt securities as described in the preceding paragraph, the holders of a majority in principal amount of such series of debt securities may rescind and cancel such declaration and its consequences if:

•	the rescission would not conflict with any judgment or decree;

•	all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

•

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

•	the Operating Partnership or the Company, as the case may be, has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Holders of a majority in principal amount of a series of affected debt securities may waive any existing default or Event of Default and its consequences with respect to the series, except a default (i) in the payment of the principal of or interest on the debt securities, (ii) in the payment of the redemption price or interest on the debt securities called for redemption on the redemption date, or (iii) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

The trustee will be required to give notice to the holders of an affected series of debt securities within 90 days of a default under the indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of such series of debt securities of any default with respect to such series of debt securities (except a default in the payment of the principal of or premium, if any, or interest on the series of debt securities) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture provides that no holders of a series of debt securities may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default with respect to such series of debt securities from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of reasonable indemnity and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding debt securities of such series. This provision will not prevent, however, any holder of debt securities of a series from instituting suit for the enforcement of payment of the principal of or premium if any, or interest on the debt securities of such series on or after the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders of such series of debt securities shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities of such series not joining therein.

The Company or the Operating Partnership, as applicable, will be required to provide an officers’ certificate to the trustee promptly upon becoming aware of any default or Event of Default, specifying such default or Event of Default and further stating what action the Operating Partnership or the Company, as applicable, has taken, is taking or proposes to take with respect thereto. In addition, within 120 days after the close of each fiscal year, the Operating Partnership and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

“Significant Subsidiary” means, with respect to the Company or the Operating Partnership, any Subsidiary which is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Company or the Operating Partnership, as the case may be.

Modification of the Indenture

Unless we state otherwise in the applicable prospectus supplement, from time to time, the Operating Partnership, the Company and the trustee, without the consent of the holders of the affected series of debt securities, may amend the indenture and the terms of the affected series of debt securities for certain specified purposes, including:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•

to conform the terms of the indenture, the series of debt securities and/or the guarantee to this “Description of Debt Securities” and to the additional terms set forth in the applicable prospectus supplement;

•

to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Operating Partnership’s or the Company’s obligations under the indenture and the series of debt securities, in each case in compliance with the provisions thereof;

•	to establish the form or terms of debt securities of any series;

•	to comply with the rules of any applicable securities depository;

•

to make any change that would provide any additional rights or benefits to the holders of a series of debt securities (including to secure such series of debt securities, add guarantees with respect thereto, transfer any property to or with the trustee, add to the covenants for the benefit of the holders of such series of debt securities, add any additional events of default for such series of debt securities, or surrender any right or power conferred upon the Operating Partnership or the Company) or that does not adversely affect the legal rights hereunder of any holder of such series of debt securities in any respect; or

•

to supplement any provision of the indenture as shall be necessary to permit or facilitate the defeasance and discharge of such series of debt securities in accordance with the indenture; provided that such action shall not adversely affect the interests of any of the holders of such series of debt securities in any material respect.

In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of all then outstanding debt securities of the affected series, except that, without the consent of each holder of debt securities of the affected series, no amendment may:

•

reduce the above-stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to change voting requirements set forth in the indenture;

•	reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on such series of debt securities;

•

reduce the principal amount of, change or have the effect of changing the stated maturity of such series of debt securities, or change the date on which such series of debt securities may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor;

•

make such series of debt securities payable in currency other than that stated in such series of debt securities or change the place of payment of such series of debt securities from that stated in such series of debt securities or in the indenture;

•

make any change in provisions of the indenture protecting the right of each holder of debt securities of such series to receive payment of principal of and interest on such series of debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of debt securities of such series to waive Defaults or Events of Default;

•	make any change to or modify in any manner adverse to the holders of debt securities of such series the terms and conditions of the obligations of the Company under the guarantee;

•	make any change to or modify the ranking of such series of debt securities that would adversely affect the holders thereof;

•	make any change in these amendment and waiver provisions; or

•

modify any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities of such series.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder, the indenture provides that debt securities of such series owned by the Operating Partnership, the Company or any other obligor upon such series of debt securities or any affiliate of the Operating Partnership, the Company, or of the other obligor shall be disregarded.

Governing Law

The indenture is, and the debt securities and the guarantees endorsed on the debt securities will be, governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS OF COLUMBIA PROPERTY TRUST, INC.

Columbia Property Trust, Inc. may issue warrants for the purchase of its preferred stock or common stock by this prospectus. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to the stockholders of Columbia Property Trust, Inc. and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The summary of our warrants set forth in this prospectus is not complete. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which will be in addition to or different from the general terms summarized in this prospectus. You should refer to the applicable prospectus supplement and applicable warrant agreements that will be filed with the SEC as part of the offering of any warrants. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	their aggregate number;

•	the price or prices at which we will issue them;

•	the designation, number and terms of the preferred stock or common stock that can be purchased upon exercise of them;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which they and the related preferred stock or common stock, if any, will be separately transferable;

•	the price at which each share of preferred stock or common stock that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise them shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES OF COLUMBIA PROPERTY TRUST, INC.

Columbia Property Trust, Inc. may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among Columbia Property Trust, Inc. the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

The summary of our depositary shares set forth in this prospectus is not complete. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which will be in addition to or different from the general terms summarized in this prospectus. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. In the applicable prospectus supplement, we will describe the terms of the depositary shares, including, where applicable, the following:

•	distributions on the depositary shares;

•	withdrawal rights with respect to the stock underlying the depositary shares;

•	transfer provisions;

•	redemption provisions;

•	voting and other rights;

•	liquidation preferences; and

•	conversion or exchange rights.

DESCRIPTION OF COLUMBIA PROPERTY TRUST, INC. CAPITAL STOCK

Columbia Property Trust, Inc. was formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our Second Articles of Amendment and Restatement (as amended and supplemented from time to time, the “Charter”) and Fourth Amended and Restated Bylaws (as amended, “the Bylaws”). The following summary of the terms of our common stock, the Maryland General Corporation Law (the “MGCL”) and the provisions of our Charter and Bylaws containing material terms of our common stock is only a summary, and reference should be made to the MGCL and our Charter and Bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Charter and Bylaws. We have also filed the Charter and Bylaws as exhibits to the registration statement.

As used in this section, references to “we,” “our” or “us” refer solely to Columbia Property Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

Under our Charter, we have authority to issue a total of 325,000,000 shares of capital stock. Of the total shares authorized, 225,000,000 shares are classified as common stock with a par value of $0.01 per share and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, without any action on the part of our stockholders, may amend our Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our Charter regarding the restrictions on the ownership and transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. All common stock issued and outstanding is fully paid and nonassessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Our Charter provides that our common stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We do not issue certificates for our shares. Shares are held in “uncertificated” form which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our Charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock.

The issuance of preferred stock could have the effect of delaying or preventing a change in control. We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Power to Reclassify Our Unissued Shares of Stock

Our Charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of common or preferred stock into one or more classes or series of preferred stock without any action by our stockholders. Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our Charter to set, subject to the provisions of our Charter regarding the restrictions on transfer and ownership of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

Our Charter authorizes our board of directors to amend our Charter without stockholder approval to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock without any action by our stockholders. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

Meetings and Special Voting Requirements

Subject to our Charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. Each of our directors is elected to serve for a one-year term, until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. There is no cumulative voting in the election of our board of directors. A nominee for director is elected only if such nominee receives the affirmative vote of a majority of the total votes cast with respect to such nominee, provided that if the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast in the election of the directors.

An annual meeting of our stockholders will be held each year. Special meetings of stockholders may be called by our board of directors, the chairman of the board, the president, or the chief executive officer and, subject to certain procedural requirements set forth in our Bylaws, must be called by our Secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at such meeting.

The presence, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Pursuant to our Charter and the MGCL, we cannot dissolve, amend our Charter, merge, convert sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. However, under the MGCL and our Charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

No Stockholder Rights Plan

We have no stockholder rights plan. Our Bylaws contain a provision preventing the board of directors from adopting a stockholder rights plan without the prior approval of the stockholders unless such plan provides that it will expire within one year of adoption unless ratified by the stockholders before the plan expires. Our Bylaws further prevent the board of directors from amending this limitation without stockholder approval.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years following the most recent date on which the interested stockholder became an interested stockholder. Maryland law defines an interested stockholder as:

•

any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combinations between us and any other person or entity from the business combination provisions of the MGCL. Our Bylaws provide that this resolution may only be revoked, altered or amended, and the board of directors may only adopt any resolution inconsistent with this resolution (including an amendment to that provision), with the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of the Company’s common stock. However, we cannot assure you that our board of directors will not recommend to stockholders that the board of directors revoke, alter or amend this resolution in the future.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (a) a person who makes or proposes to make a control share acquisition; (b) an officer of the corporation; or (c) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares acquired or to be acquired in the control share acquisition. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless appraisal rights are eliminated under the charter. Our Charter eliminates all appraisal rights of stockholders.

The control share acquisition provisions of the MGCL do not apply to: (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our Bylaws contain a provision exempting the Company from the control share acquisition provisions of the MGCL. This provision may be amended only with the affirmative vote of a majority of the votes entitled to be cast on such an amendment by holders of outstanding shares of our common stock.

Unsolicited Takeovers

Under Subtitle 8 of Title 3 of the MGCL, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three directors who are not officers or employees of the corporation, and who are not affiliated with a person who is seeking to acquire control of the corporation, may elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board requirement;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a requirement for the calling of a special meeting of stockholders only at the written request of stockholders entitled to cast at least a majority of the votes at the meeting.

Our Charter provides that our board of directors may not take action to elect to be subject to the provisions of Subtitle 8 except 3-804(c) of the MGCL, which permits a company to include a provision in its charter requiring a vacancy on the board of directors be filled only by the remaining directors and any director so elected to serve for the remainder of the full term of the class of directors in which the vacancy occurred, which provision is included in our Charter. Through a provision in our Bylaws unrelated to Subtitle 8, we require, unless called by our board of directors, the chairman of the board, the president or the chief executive officer, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to consider and vote on such matter. As a result, the effect of the restriction on electing to be subject to the provisions of Subtitle 8 is to prevent us, without the approval of the stockholders, from (1) classifying our board of directors, (2) raising the threshold for removal of a director from a majority to two-thirds of the votes entitled to be cast generally in the election of directors or (3) negating the stockholders’ power to amend the Bylaws to fix the number of directorships.

Restriction on Ownership of Shares

In order for us to qualify as a real estate investment trust, or REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

In order to assist us in preserving our status as a REIT, our Charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of our outstanding shares of capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock.

Shares which, if transferred, would be in excess of the ownership limit will be designated as “shares-in-trust” and will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are designated as shares-in-trust will be required to submit such number of shares to us in the name of the trustee of the trust.

We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust. If the transfer to the trust would not be effective for any reason to prevent a violation of the share ownership limitation, our Charter provides that the transfer of that number of shares that would otherwise cause the violation will be null and void and the intended transferee will acquire no rights in such shares. Upon receipt of information (including certain representations and undertakings required by our Charter) that a proposed transfer of shares would not violate the provisions of the Code for qualification as a REIT, our board of directors, in its sole discretion, may exempt a person from the share ownership limitation or establish or increase an excepted holder limit for such person.

At our direction, the trustee will transfer the shares-in-trust to a person whose ownership will not violate the ownership limit. The transfer must be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of a devise or gift, the market price per share at the time of the devise or gift), or (2) in the case of a transfer, the price per share received by the trustee from the transfer of the shares-in trust and, in the case of a redemption, the market price per share on the date of the redemption.

Any person who (1) acquires shares in violation of the foregoing restrictions or who would have owned shares that were transferred to any such trust is required to give immediate written notice to us of such event, or (2) proposes or attempts to transfer shares subject to such limitations is required to give us 15 days written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until we determine that (1) it is no longer in our best interest to attempt to, or continue to, qualify as a REIT or (2) compliance with such restrictions is no longer required for REIT qualification.

The ownership limit does not apply to the underwriter in a public offering of shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances, including certain representations and undertakings required by our Charter, that our qualification as a REIT is not jeopardized.

Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Dividends

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Code if we distribute at least 90% of our taxable income. One of our primary goals is to pay regular quarterly distributions to our stockholders. Distributions will be paid to investors who are stockholders as of the record dates selected by our board of directors. Distributions are declared at the discretion of our board of directors.

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving of the notice required by our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided notice to us with respect to the time period containing the information and certifications, required by the advance notice procedures set forth in our Bylaws.

•

with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or

•

provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided notice to us within the time period and containing the information and certifications required by the advance notice procedures set forth in our Bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.

Listing

Our common stock is listed on the NYSE under the symbol “CXP.”

Transfer Agent and Registrar

American Stock Transfer & Trust Co., LLC serves as the transfer agent and registrar for the common stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND COLUMBIA PROPERTY TRUST, INC.’S CHARTER AND BYLAWS

The following description of certain provisions of Maryland law and of our Charter and Bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, and to our Charter and Bylaws, copies of which are filed as exhibits to the registration statement.

As used in this section, references to “we,” “our” or “us” refer solely to Columbia Property Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Number of Directors; Vacancies

Our Charter provides that the number of directors will be set pursuant to our Bylaws, provided that the number is not fewer than the minimum number required by the MGCL. Our Bylaws provide that a majority of our entire board of directors may, at any time, increase or decrease the number of directors, provided that the number is not fewer than the minimum number required by the MGCL nor more than the maximum number of directors set forth in the charter. In addition, pursuant to our election to be subject to Section 3-804(c) of the MGCL as set forth in our Charter, any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Removal of Directors

Any director or the entire board of directors may be removed, with or without cause, by a vote of the stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, effect certain mergers, sell all or substantially all of its assets, engage in a share exchange or engage in a similar transaction outside the ordinary course of business (including a consolidation or conversion) unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter provides for approval of Charter amendments and extraordinary transactions (which have been first declared advisable by our board of directors) by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Generally, our Bylaws may be amended either by our board of directors or by our stockholders with the affirmative vote of a majority of all votes entitled to be cast on the matter. However, certain bylaw amendments relating to our opt-outs from the Maryland Business Combination and Control Share Acquisition Acts and our adoption of a stockholder rights plan can only be amended by the affirmative vote of a majority of the votes cast on the matter by the holders of issued and outstanding shares of our common stock. In addition, the vote requirement described in the immediately preceding sentence can only be amended by the affirmative vote of a majority of all votes entitled to be cast by the holders of issued and outstanding shares of our common stock.

No Appraisal Rights

As permitted by the MGCL, our Charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply with respect to all or any classes or series of stock to a particular transaction or all transactions occurring after the date of such approval in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Indemnification and Limitation of Liability

Maryland law permits us to include in our Charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our Charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our Charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt by us of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by such person or on such person’s behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our Charter obligates us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer, whether serving or having served us or at our request any other entity, against any claim or liability arising from his or her service in that capacity and to pay or reimburse such individual’s reasonable expenses in advance of final disposition of a proceeding. Our Charter also permits us to indemnify and advance expenses to any other person, including a person who served a predecessor of ours as an officer or director.

Our board believes that these provisions will facilitate our ability to attract and retain qualified director and officer candidates and may aid in our obtaining director and officer liability insurance and controlling insurance costs. We believe that provisions of this nature are similar to the provisions provided by many other publicly traded companies and, thus, will allow us to compete with those companies for the most qualified candidates.

We have also entered into agreements with our directors and certain officers providing contractual indemnification by the Company to the maximum extent authorized by law. In addition, our directors and officers are insured against damages from actions and claims incurred in the course of their duties, and we are insured against expenses incurred in defending lawsuits arising from certain alleged acts of our directors and officers.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions of Maryland law (if we opt into the business combination statute), the control share acquisition provisions of Maryland law (if the applicable provision in our Bylaws is rescinded), the provisions of our Charter relating to restrictions on ownership and transfer of our stock and the board’s power to cause us to issue additional shares of common stock or preferred stock and the advance notice provisions of our Bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. However, these provisions may also discourage certain coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. If we offer equity securities other than common stock (such as preferred stock or depositary shares), if we offer warrants, or if the Operating Partnership offers debt securities, information about any additional federal income tax consequences to holders of those securities will be included in the applicable prospectus supplements The law firm of King & Spalding LLP has acted as our tax counsel and reviewed this summary and is of the opinion that this summary, insofar as it purports to summarize matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of such matters in all material respects. For purposes of this section, references to “Columbia Property Trust,” “we,” “our” and “us” mean only Columbia Property Trust, Inc. and not its subsidiaries or other lower-tier entities, and references to the “Operating Partnership” refer solely to Columbia Property Trust Operating Partnership, L.P. and not to any of its subsidiaries, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Columbia Property Trust and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•

partnerships and trusts and any person who holds an interest in our common stock through a partnership or trust, including any holder of an “applicable partnership interest” within the meaning of Section 1061 of the Code;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

•	tax-exempt organizations, except to the extent discussed below;

•	“qualified shareholders” within the meaning of Section 897(k) of the Code; and

•	persons required to accelerate the recognition of any item of gross income with respect to our stock as a result of such income being recognized on an applicable financial statement.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available.

In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common stock.

New Tax Reform Legislation Enacted December 22, 2017 and March 27, 2020

On December 22, 2017, the President signed into law H.R. 1, which generally takes effect for taxable years beginning on or after January 1, 2018 (subject to certain exceptions). This legislation makes many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (both regular C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. These changes are generally effective for taxable years beginning after December 31, 2017. However, a number of changes that reduce the tax rates applicable to noncorporate taxpayers (including a new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income), and also limit the ability of such taxpayers to claim certain deductions, will expire for taxable years beginning after 2025 unless Congress acts to extend them.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. Among other changes, the CARES Act modifies certain provisions of H.R. 1. Under the CARES Act, net operating losses arising in taxable years beginning after December 31, 2017 and before January 1, 2021 may generally be carried back up to five taxable years preceding the tax year of such loss. However, this change under the CARES Act does not apply to REITs, so that net operating losses of a REIT may not be carried back to any previous taxable year. The treatment of net operating losses arising in taxable years beginning after December 31, 2020 is not affected by the CARES Act, and such losses may not be carried back to any prior taxable year. In addition, for taxable years beginning after December 31, 2017, H.R. 1 had limited the deduction for net operating losses to 80% of current year taxable income. The CARES Act eliminates this 80% limitation for taxable years beginning before January 1, 2021. Additionally, Section 163(j) of the Code, as amended by H.R. 1, limited the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions, plus the taxpayer’s business interest income for the tax year. The CARES Act increases the maximum amount of interest expense that may be deducted to 50% of adjusted taxable income for taxable years beginning in 2019 or 2020.

These changes will affect the taxation of investors in various ways, some of which are adverse relative to prior law. To date, the IRS has issued only limited guidance with respect to certain provisions of the new laws. There are numerous interpretive issues and ambiguities that will require guidance and that are not clearly addressed in the Conference Report that accompanied H.R. 1. Technical corrections legislation will likely be needed to clarify certain of the new provisions and give proper effect to Congressional intent. There can be no assurance, however, that technical clarifications or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress anytime soon. The following summary includes, where applicable, descriptions of several provisions of H.R. 1 and the CARES Act that are likely to impact our shareholders. However, it does not contain a comprehensive discussion of the legislation.

Taxation of Columbia Property Trust

We made an election to be taxed as a REIT under Section 856 of the Code, effective for our taxable year ended December 31, 2003. We believe that we have been organized and operate in such a manner as to qualify for taxation as a REIT.

The law firm of King & Spalding LLP, acting as our tax counsel in connection with this offering, has rendered an opinion that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of our taxable years beginning with the year ended December 31, 2003, through the year ended December 31, 2020, and that our current organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of King & Spalding LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, ownership, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by King & Spalding LLP or by us that we will qualify as a REIT for any particular year. The opinion of King & Spalding LLP does not foreclose the possibility that we may have to utilize the relief provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to retain our REIT qualification. The opinion is expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by King & Spalding LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification in General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be required to pay federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Under H.R. 1, regular C corporations that have not elected REIT tax status will be subject to U.S. federal income tax at a rate of 21%, as opposed to the maximum tax rate of 35% that previously was in effect. In addition, the alternative minimum tax for corporations has been repealed. The reduction in the corporate income tax rate has reduced, but not eliminated, the competitive advantage that REITs enjoy relative to non-REIT corporations. In addition, H.R. 1 temporarily reduces the effective maximum rate of U.S. federal income tax on qualified REIT dividends received by U.S. holders of REIT shares that are individuals, estates and trusts relative to prior law, and in that respect H.R. 1 has temporarily enhanced the attractiveness of investing in REITs for such holders. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.” Finally, the reduction in the corporate tax rate and repeal of the corporate alternative minimum tax may be beneficial to our TRSs, which are taxed as regular C corporations.

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates (currently 21%) on any undistributed taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “Requirements for Qualification in General.”

A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s length terms.

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification in General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)

that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification

(8)	that meets other tests described below, including with respect to the nature of its income and assets; and

(9)	that has not been a party to certain spin-off transactions that are tax-deferred under Section 355 of the Code.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year, and that condition (6) must be met during the second half of each taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2003.) Our Charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we have issued in our offerings common stock with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our Charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our Charter restricting the ownership and transfer of our common stock are described in “Certain Provisions of Maryland Law and Columbia Property Trust, Inc.’s Charter and Bylaws.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based on the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Subsidiary REITs. We own interests in subsidiaries that have elected to be treated as REITs for U.S. federal income tax purposes. These subsidiary REITs are subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. We believe that each subsidiary REIT has been organized and operated and will continue to be organized and operated in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes. However, if any subsidiary REIT were to fail to qualify as a REIT, then (i) the subsidiary REIT would become subject to regular U.S. corporation income tax, as described in “—Failure to Qualify” below, and (ii) our indirect interest in the stock of the subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting stock asset test, and the 10% value asset test generally applicable to our ownership in non-REIT corporations. See “—Asset Tests” below. If any subsidiary REIT were to fail to qualify as a REIT, we would not meet the 10% voting stock test and the 10% value test with respect to our indirect interest in such REIT, in which event we would also fail to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership (as is currently the case), all of the Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. We have jointly elected with certain of our subsidiary corporations to treat such subsidiary corporations as taxable REIT subsidiaries, or “TRSs.” A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. Additionally, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. The CARES Act generally increases the maximum amount of interest expense that may be deducted to 50% of adjusted taxable income for taxable years beginning in 2019 or 2020. While not certain, this provision may limit the ability of TRSs to deduct interest, which could increase their taxable income.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s length transaction or if a TRS receives less than arm’s length compensation for services provided to us or on our behalf (other than to tenants), the REIT generally will be subject to an excise tax equal to 100% of such difference. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the circumstances under which such income was earned, and the nature of our transactions with, or relating to, the subsidiary, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. Any income so included will not qualify for the 75% gross income test, and it is unclear whether it will qualify for the 95% gross income test. We intend to manage the types of income earned, and the timing of distributions made, by our controlled foreign corporations to avoid realizing income that would cause us to fail to satisfy the 75% or 95% gross income test. H.R. 1 generally expands the circumstances under which income earned by our non-U.S. TRSs is required to be included in our income.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, as well as specified income from certain temporary investments of new capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, except for certain leases to our TRSs, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a properly identified hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, or (3) to hedge our remaining exposure under a previous hedging transaction described in the preceding two items after the borrowing or property to which the previous hedging transaction was related is extinguished or disposed of, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

We may make foreign investments that could generate foreign currency gains and losses. “Real estate foreign exchange gain” is excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain is foreign currency gain which is attributable to (i) any item of income or gain qualifying for the 75% gross income test, (ii) our acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) our becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes Section 987 gain attributable to a qualified business unit (“QBU”) of the REIT if the QBU itself meets the 75% income test for the taxable year, and meets the 75% asset test at the close of each quarter of the REIT that has directly or indirectly held the QBU.

“Passive foreign exchange gain” is another type of currency gain. This type of gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income (to the extent that it is not real estate foreign exchange gain), for purposes of the 75% income test. Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (i) any item of income or gain which qualifies for the 95% gross income test, (ii) the acquisition or ownership of obligations, (iii) becoming or being the obligor under obligations, and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and debt instruments issued by publicly offered REITs.

Second, debt instruments issued by publicly offered REITs that would not otherwise qualify as real estate assets cannot account for more than 25% of the value of our total assets. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Third, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Fourth, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fifth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 20% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or one of the exceptions described below applies. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT that is not publicly offered may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of a preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which generally means debt that is not subject to contingencies (subject to certain exceptions) and is not convertible to equity. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s interest as a partner in that partnership.

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(1)	the sum of:

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(2)	the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if the distributions are either (i) declared before we timely file our tax return for the year and paid with or before the first regular distribution payment after such declaration; or (ii) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the holders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Domestic Taxable Stockholders—Distributions.” Under H.R. 1, as modified by the CARES Act, federal net operating losses incurred in taxable years beginning after December 31, 2017 can be carried forward indefinitely. Net operating losses of a REIT may not be carried back to any taxable year, regardless of whether the taxpayer qualified as a REIT in such taxable year. In addition, beginning after December 31, 2017, H.R. 1 had limited the deduction of net operating losses to 80% of current year taxable income (determined without regard to the deduction for dividends paid). The CARES Act eliminates this 80% limitation for taxable years beginning before January 1, 2021. To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements.

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. Under amendments to Section 451 of the Code made by H.R. 1, subject to certain exceptions, we may be required to accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, unless such income is already subject to a special method of accounting under the Code. This requirement could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers. Recent changes to Section 162(m) made by H.R. 1 eliminated an exception that formerly permitted certain performance-based compensation to be deducted even if in excess of $1 million, which may have the effect of increasing our REIT taxable income. In the event that timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of stock or other property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

New Interest Deduction Limitation Enacted by H.R. 1 and Modified by the CARES Act

Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Code, as amended by H.R. 1, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, NOL carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion.

The CARES Act changes the limitation on adjusted taxable income, increasing it from 30% to 50%, but only for tax years that begin in 2019 or 2020. An election contemplated by the CARES Act (and confirmed by final Regulations) would permit a taxpayer to opt out of the 50% limitation on adjusted taxable income for any tax year. Moreover, for any tax year beginning in 2020, taxpayers can elect to use their adjusted taxable income from their last tax year beginning in 2019 for their adjusted taxable income in the 2020 tax year, with a pro-ration mechanism for short tax years.

Provided the taxpayer makes a timely election (which is irrevocable), the limitation does not apply to a trade or business involving real property development, redevelopment, construction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. We believe that our leasing, management and operation of office properties constitutes a real property trade or business, and we may elect not to have the interest deduction limitation apply to that trade or business, although this election may not be available with respect to our activities that are conducted through subsidiary REITs. Final Treasury Regulations include a safe harbor that would allow any REIT to treat its real property assets (other than certain real property financing assets) as a real property trade or business that qualifies for the election. These final Treasury Regulations further provide that a partnership may apply this safe harbor at the partnership level if one or more REITs own, directly or indirectly, at least 50% of the partnership’s capital and profits, the partnership would satisfy the REIT income and assets requirements if the partnership were a REIT, and the partnership satisfies the requirements to qualify for the safe harbor as if the partnership were a REIT. A REIT or a partnership that chooses not to apply the safe harbor may still elect the benefits of the election applicable to a real property trade or business for one or more of its trades or businesses if such businesses are otherwise eligible for such election. These final Treasury Regulations will be effective 60 days after the date they are published in the Federal Register, but taxpayers are permitted to retroactively apply them to taxable years beginning after December 31, 2017 if they do so consistently.

If we do not make the election or if the election is determined not to be available with respect to certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so as to avoid deriving net income from a prohibited transaction. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. Under a statutory safe harbor, however, we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property and (iii) at least one of the following conditions is satisfied: (a) we have seven or fewer sales of property (excluding certain property obtained through foreclosure and certain involuntary conversions) in the year of sale, (b) the ratio of the aggregate tax basis of property sold during a year to the aggregate tax basis of all our assets as of the first day of such year either: (I) does not exceed 10% for the year of the sale, or (II) does not exceed 20% for the year of the sale and does not exceed an average of 10% when measured for the year of the sale and the preceding two years, or (c) the ratio of the aggregate fair market value of property sold during a year to the aggregate fair market value of all our assets as of the first day of such year either: (I) does not exceed 10% for the year of the sale, or (II) does not exceed 20% for the year of the sale and does not exceed an average of 10% when measured for the year of the sale and the preceding two years, in each case excluding sales of foreclosure property and involuntary conversions. In addition, if the seven-sale limitation is exceeded, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or a TRS. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with the statutory safe harbor that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales that qualify for a safe harbor as described above.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. The taxation of ordinary REIT dividends has been significantly changed by H.R. 1, which makes comprehensive changes to the federal income tax treatment of individuals, estates and trusts that generally are effective for taxable years beginning on or after January 1, 2018 and, subject to certain exceptions, expire on December 31, 2025 unless Congress takes action to extend them. In addition to eliminating or limiting various deductions for non-corporate taxpayers and increasing the standard deduction, H.R. 1 also reduces the maximum U.S. federal income tax rate from 39.6% to 37% for individuals filing singly with taxable income over $500,000 and married taxpayers filing jointly with taxable income over $600,000. The new law also makes generally beneficial changes to the tax rates and tax brackets applicable to taxable income below those thresholds.

In addition, under new Section 199A of the Code, individuals, estates and trusts who receive “qualified REIT dividends” are permitted to claim a tax deduction equal to 20% of the amount of such dividends in determining their U.S. federal taxable income, subject to certain limitations. The 20% deduction does not apply to REIT capital gain dividends or to REIT dividends that we designate as “qualified dividend income,” as described below. Like most of the other changes made by H.R. 1 applicable to non-corporate taxpayers, the Section 199A deduction expires on December 31, 2025 unless Congress acts to extend it. Thus, for an individual U.S. holder of our shares subject to the maximum 37% tax rate (through 2025), this tax deduction temporarily reduces the maximum effective U.S. federal income tax rate on ordinary REIT dividends to 29.6%. This deduction, in contrast to the deduction allowed by Section 199A with respect to certain “qualified business income” received by, or allocated to, individuals, trusts and estates, is not limited based on W-2 wages or invested capital. Final Treasury Regulations regarding the application of Section 199A were issued on February 8, 2019. These final Treasury Regulations clarify some aspects of how Section 199A will apply, but numerous uncertainties remain. The Section 199A deduction is extremely complex and additional regulatory guidance regarding its application may be issued in the future. Potential investors that are individuals, estates or trusts are strongly encouraged to consult their own tax advisor regarding the potential availability of this deduction with respect to their investment in our shares.

With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and our stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “— Taxation of Columbia Property Trust – Annual Distribution Requirements.” Under Section 291 of the Code, corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held by us for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of depreciation deductions previously claimed by us.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Under amendments made by H.R. 1 to Section 172 of the Code, our deduction for any NOL carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017 is limited to 80% of our REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely. The CARES Act eliminates this 80% limitation for taxable years beginning before January 1, 2021. See “—Taxation of Columbia Property Trust – Annual Distribution Requirements.” Our net operating losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare Contribution Tax. U.S. stockholders who are individuals, estates or certain trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds. The temporary 20% deduction allowed by Section 199A of the Code, as added by H.R. 1, with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. See “—Taxation of Taxable Domestic Stockholders—Distributions.”

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

Special rules apply to a “qualified foreign pension fund” or an entity all the interests of which are owned by a qualified foreign pension fund (collectively, a “QFP”). A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make to a shareholder that is not a QFP in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. Distributions that we make to a QFP that are not out of our earnings and profits are not subject to U.S. tax.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder that is not a QFP, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. Capital gain distributions that we make to a QFP are not subject to U.S. tax. See above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that we make to a holder that is not a QFP and that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. Although not entirely free from doubt, capital gain dividends received by a Non-U.S. Holder from a REIT that are not USRPI gains should not be treated as ordinary dividend income under the foregoing rule and thus generally should be exempt from U.S. federal income tax, although such amounts may be subject to withholding tax.

Dispositions of Our Stock. Gain recognized by a non-U.S. holder from the sale or exchange of shares of our common stock generally will not be subject to U.S. federal income tax unless:

(1)

the investment in our common stock is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder generally will be subject to the same treatment as domestic shareholders with respect to any gain (and corporate non-U.S. holders may be subject to the additional branch profits tax under certain circumstances);

(2)

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains from United States sources for the taxable year; or

(3)	the shareholder is not a QFP and the shares of our common stock constitute a USRPI.

Shares of our common stock will not constitute a USRPI if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held, directly or indirectly, by non-U.S. holders. We believe that we are a domestically controlled REIT and, therefore, that the sale of shares of our common stock will not be subject to taxation as U.S. real property interests. Because our stock is publicly traded, however, there can be no guarantee that we are or will continue to be a domestically controlled REIT.

Even if we do not qualify as a domestically controlled REIT, gain arising from the sale by a non-U.S. holder of shares of our common stock will not be subject to U.S. federal income tax as effectively connected income if:

(1)	the class of shares sold is considered (under applicable Treasury Regulations) regularly traded on an established securities market, such as the New York Stock Exchange; and

(2)

the selling non-U.S. holder owned, actually or constructively, 10% or less in value of the outstanding class of shares being sold throughout the shorter of the period during which the non-U.S. holder held such class of shares or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of shares of our common stock by a non-U.S. holder is treated as gain from the sale of a USRPI, a non-U.S. holder would be subject to regular U.S. federal income tax with respect to any gain on a net basis in the same manner as a taxable U.S. stockholder, subject to a special alternative minimum tax in the case of nonresident alien individuals.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) and the Treasury Regulations and administrative guidance issued thereunder impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of dividends paid to U.S. holders who own our shares, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of our common shares on or after January 1, 2019, recently proposed Treasury Regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments.

Taxpayers may rely generally on these proposed Regulations until they are revoked or final Treasury Regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of our shares might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock (by value) could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) several pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Taxation of Holders of Preferred Stock, Depositary Shares, Debt Securities and Warrants

If we offer one or more series of preferred stock or depositary shares, if we offer warrants, or if the Operating Partnership offers debt securities, then there may be tax consequences for the holders of such securities not discussed herein. For a discussion of any such additional consequences, see the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any securities:

•	to or through underwriters, including through underwriting syndicates represented by managing underwriters;

•	through brokers or dealers;

•	through agents;

•	directly to one or more purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices, or at negotiated prices.

For each series of securities, the prospectus supplement will set forth the terms of the offering including:

•	the price at which such securities will be offered;

•	the names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	terms and conditions of the offering;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, will be named in the applicable prospectus supplement. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The securities, other than the common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

LEGAL MATTERS

King & Spalding LLP and Venable LLP will pass upon the legality of the securities offered by this prospectus. King & Spalding LLP will pass upon certain tax matters related to the Company.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an estimate, subject to future contingencies, of the expenses, other than underwriting discounts, to be incurred by the registrants in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission Registration Fee	$		*
Trustee’s Fees		*	*
Printing and Engraving Expenses		*	*
Rating Agency Fees		*	*
Accounting Fees and Expenses		*	*
Blue Sky Fees and Expenses		*	*
Legal Fees and Expenses		*	*
Listing Fees		*	*
Miscellaneous Expenses		*	*
Total		*	*

*

We are registering an indeterminate amount of securities under this registration statement and in accordance with Rule 456(b) and 457(r), we are deferring payment of any additional registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

**	These fees are calculated based on the securities offered and the number of issuances. Therefore, these fees cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Columbia Property Trust, Inc.

Maryland law permits the Company to include in its charter a provision limiting the liability of our directors and officers to the Company and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. The Company’s Charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our Charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer has reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The Company’s Charter obligates the Company, to the maximum extent permitted by Maryland law, to indemnify (i) any present or former director or officer of the Company or (ii) any individual who, while a director or officer of the Company and, at the Company’s request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee, against any claim or liability arising from his service in that capacity and to pay or reimburse such individual’s reasonable expenses in advance of final disposition of a proceeding. The Company has also entered into agreements with its directors and certain officers providing contractual indemnification by the Company to the maximum extent authorized by law. In addition, the Company’s directors and officers are insured against damages from actions and claims incurred in the course of their duties, and the Company is insured against expenses incurred in defending lawsuits arising from certain alleged acts of its directors and officers.

Columbia Property Trust Operating Partnership, L.P.

Section 17–108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

The amended and restated agreement of limited partnership of the Operating Partnership requires the Operating Partnership to indemnify (solely out of the assets of the Operating Partnership) its general partner and any director, officer or employee of its general partner or the Operating Partnership and such other persons (including affiliates of its general partner and the Operating Partnership) as the general partner may determine from time to time, in its sole and absolute discretion (each such person, an “Indemnitee”), against any loss, damage or liabilities, joint or several, expenses (including reasonable legal fees and expenses) judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative that relate to the operations of the Operating Partnership in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the Indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the Indemnitee has reasonable cause to believe that the act or omission was unlawful.

The amended and restated agreement of limited partnership of the Operating Partnership also requires the Operating Partnership to pay on behalf of or reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Operating Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount so paid or reimbursed by the Partnership if it shall ultimately be determined that the standard of conduct has not been met.

ITEM 16.	EXHIBITS.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement for offering of common stock (to be filed by post-effective amendment or on Form 8-K and incorporated by reference herein).

1.2	Form of Underwriting Agreement for offering of preferred stock (to be filed by post-effective amendment or on Form 8-K and incorporated by reference herein).

1.3	Form of Underwriting Agreement for offering of debt securities (to be filed by post-effective amendment or on Form 8-K and incorporated by reference herein).

3.1	Second Articles of Amendment and Restatement as Amended by the First Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2013).

3.2	Second Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2013).

3.3	Third Articles of Amendment (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2013).

3.4	Fourth Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2014).

3.5	Fifth Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2017).

3.6	Articles Supplementary (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2013).

3.7	Fourth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2019).

3.8	Amended and Restated Agreement of Limited Partnership of Columbia Property Trust Operating Partnership, L.P. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on January 27, 2020).

4.1	Indenture dated March 12, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2015).

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2013).

5.1	Opinion of King & Spalding LLP regarding legality.

5.2	Opinion of Venable LLP regarding legality.

8.1	Opinion of King & Spalding LLP regarding tax matters.

23.1	Consent of King & Spalding LLP (included in Exhibits 5.1 and 8.1 hereto).

Exhibit No.	Description

23.2	Consent of Venable LLP (included in Exhibit 5.2 hereto).

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on the signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1.

ITEM 17. UNDERTAKINGS.

(a)	Each of the undersigned registrants hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

		(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

		(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

	(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrants will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of either of the undersigned registrants or used or referred to by either of the undersigned registrants;

		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of February, 2021.

COLUMBIA PROPERTY TRUST, INC.

By:	/s/ E. Nelson Mills
Name: E. Nelson Mills Title: President and Chief Executive Officer

COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P. By: Columbia Property Trust, Inc., its general partner

By:	/s/ E. Nelson Mills
Name: E. Nelson Mills Title: President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Nelson Mills, James A. Fleming and Wendy W. Gill and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities set forth opposite their names and on the 18th day of February, 2021.

Signature	Title*

/s/ E. Nelson Mills
E. Nelson Mills	President, Chief Executive Officer and Director
(Principal Executive Officer)
/s/ James A. Fleming
James A. Fleming	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
/s/ Wendy W. Gill
Wendy W. Gill	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)
/s/ Carmen M. Bowser
Carmen M. Bowser	Independent Director

/s/ John L. Dixon
John L. Dixon	Independent Director

/s/ David B. Henry
David B. Henry	Independent Director

/s/ Murray J. McCabe
Murray J. McCabe	Independent Director

/s/ Constance B. Moore
Constance B. Moore	Independent Director

/s/ Michael S. Robb
Michael S. Robb	Independent Director

/s/ Thomas G. Wattles
Thomas G. Wattles	Independent Director

/s/ Francis X. Wentworth, Jr.
Francis X. Wentworth, Jr.	Non-independent Director

*	Each person is signing in his or her capacity as an officer and/or director of Columbia Property Trust, Inc., which is the sole general partner of Columbia Property Trust Operating Partnership, L.P.